UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 12, 2015

THE CHEFS’ WAREHOUSE, INC.
(Exact Name of Registrant as Specified in Charter)
Delaware	001-35249	20-3031526
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
100 East Ridge Road, Ridgefield, CT 06877
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code:    (203) 894-1345

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.

Results of Operations and Financial Condition.

The following information is intended to be furnished under Item 2.02 of Form 8-K, “Results of Operations and Financial Condition.” This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date of this report, regardless of any general incorporation language in the filing.

In a press release dated January 12, 2015 (the “Press Release”), The Chefs’ Warehouse, Inc. (the “Company”) announced that it had entered into agreements to acquire substantially all of the assets of TJ Seafood, LLC and T.J. Foodservice Co., Inc. and all of the stock of Del Monte Capitol Meat Co., Inc. (collectively, the “Del Monte Acquisition”) In the Press Release, the Company announced that during the fourth quarter of fiscal 2014 its specialty business performed in line with expectations while the Company continued to experience margin pressures in its protein category. The full text of the Press Release is furnished herewith as Exhibit 99.1 to this report.

Item 7.01.

Regulation FD Disclosure.

On January 12, 2015, the Company issued the Press Release announcing that it had entered into agreements in connection with the Del Monte Acquisition. The Press Release furnished herewith as Exhibit 99.1 is incorporated by reference into this Item 7.01.

Item 9.01.

Financial Statements and Exhibits.

(d)   Exhibits. The following exhibit is being furnished herewith to this Current Report on Form 8-K.

Exhibit No.	Description
99.1	Press Release of The Chefs’ Warehouse, Inc. dated January 12, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE CHEFS’ WAREHOUSE, INC.

By:	/s/ Alexandros Aldous
Name:	Alexandros Aldous
Title:	General Counsel and Corporate Secretary

Date: January 12, 2015

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release of The Chefs’ Warehouse, Inc. dated January 12, 2015.